Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No's. 333-61476 and 333-97209 of Wilson Greatbatch Technologies, Inc. on Form S-8 of our report dated January 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an accounting change in 2002), appearing in this Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc. for the year ended January 3, 2003.

Deloitte & Touche LLP

Buffalo, New York
March 17, 2003